Exhibit 10.30

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (“Settlement Agreement and Mutual General Release”) is made and given by and between FORT ASHFORD FUNDS, LLC, a California limited liability company (“Fort Ashford”), SINGLE TOUCH SYSTEMS INC., a Delaware corporation (“SITO”), SINGLE TOUCH INTERACTIVE, INC., a Nevada corporation, doing business in California (“STI”), ANTHONY G. MACALUSO (“Macaluso”), an individual and FRANK KAVANAUGH (“Kavanaugh”), an individual. Collectively known as (the “Parties”)

1. Disputes. The Parties recognize that there are several disputes and potential disputes among them, including but not limited to those related to that certain One Million Dollars ($1,000,000.00) loan with an original agreement dated December 5, 2008 as amended including: a Guaranty, dated December 5, 2008, signed by Anthony Macaluso, together with the Collateral described in the Loan and Security Agreement dated December 5, 2008; and as described in the UCC Financing Statement (Form UCC-1) filed in the State of Delaware on December 5, 2008 as filing number 2008-4048698; and as described in the UCC Financing Statement (Form UCC-1) filed in the State of Nevada on December 8, 2008, as filing number 2008036962-8. (the “Loan”).

Additionally, disputes and potential disputes among the parties include those that may exist between the entities, individuals or combinations thereof.

The Parties intend to settle, compromise, and finally resolve, upon the terms and conditions set forth in this Settlement Agreement and Mutual General Release, all of the disputes and potential disputes between them.

2. Equity Payment. In consideration for Fort Ashford and Kavanaugh’s agreements and releases contained herein, SITO hereby (in addition to the other agreements and releases given by SITO, STI and Macaluso herein) shall deliver a certificate for one million (1,000,000) common shares of Single Touch Systems, Inc. common stock, contemporaneously with the full execution of this Settlement Agreement and Mutual General Release, to and in the name of FORT ASHFORD FUNDS, LLC. (the “Securities”).

Fort Ashford and Kavanaugh are aware that the Securities are and will be, when issued, “RESTRICTED SECURITIES” as that term is defined in Rule 144 (the “Rule”) of the General Rules and Regulations under the Securities Exchange Act of 1934. Fort Ashford and Kavanaugh are fully aware of the applicable limitations on the resale of the Securities. SITO will include the securities in any registration statement it may file. This is a Piggyback registration right only. SITO is not required to file any registration statement related to this Settlement Agreement and Mutual General Release. Any registration of the Securities shall be at no cost to Fort Ashford.

The parties agree that any and all damages considered under this release is limited in value to $370,000. In full and complete settlement of said damages, SITO agrees to issue the Equity Payment 1,000,000 restricted shares of its common stock.

3. Release of Security, Dismissals and Confirmation of Satisfaction. Fort Ashford and Kavanaugh shall, simultaneously with execution and delivery of this Settlement Agreement and Mutual General Release, execute any required documents to terminate any and all UCC-1 or other filings made against SITO, STI and/or Macaluso as SITO, STI and/or Macaluso shall reasonably request of Fort Ashford and/or Kavanaugh; and subsequent if reasonably requested and require to complete. Fort Ashford and Kavanaugh shall respond to any reasonable confirmation requests from SITO’s Auditing accountants.

4. Releases. Fort Ashford and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns and Kavanaugh, for himself and his heirs, legatees, executors, administrators, relatives, spouse, assigns and successors, fully and forever releases and discharges SITO, STI and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns and Macaluso and his heirs, legatees, executors, administrators, relatives, spouse, assigns and successors (collectively, “SITO, STI and Macaluso Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time before the signing of this Settlement Agreement And Mutual General Release.

SITO, STI and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns and Macaluso, for himself and his heirs, legatees, executors, administrators, relatives, spouse, assigns and successors, fully and forever releases and discharges Fort Ashford and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns and Kavanaugh and his heirs, legatees, executors, administrators, relatives, spouse, assigns and successors (collectively, “Fort Ashford and Kavanaugh Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time before the signing of this Settlement Agreement And Mutual General Release.

5. Waiver of Civil Code Section 1542. Fort Ashford, Kavanaugh, SITO, STI and Macaluso expressly waive any and all rights and benefits conferred upon him/it by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The parties agree that they will not use any substantially similar common law principle or other federal or state statute to defeat the intent of this Paragraph, and to that extent the parties waive any such substantially similar common law principle.

6. Release Applies To All Claims. Fort Ashford and Kavanaugh expressly agree and understand that the release given by it pursuant to this Settlement Agreement and Mutual General Release applies to all unknown, unsuspected, and unanticipated claims, liabilities, and causes of action which it may have against SITO, STI and Macaluso, and this release shall be fully effective even in the event that the parties hereafter discover facts in addition to, or different from, those which they/he/it (or any of them) now know or believe to be true.

SITO, STI and Macaluso expressly agree and understand that the release given by it pursuant to this Settlement Agreement and Mutual General Release applies to all unknown, unsuspected, and unanticipated claims, liabilities, and causes of action which it may have against Fort Ashford and Kavanaugh, and this release shall be fully effective even in the event that the parties hereafter discover facts in addition to, or different from, those which they/he/it (or any of them) now know or believe to be true.

7. No Prior Assignment of Claims. Each of Fort Ashford, Kavanaugh, SITO, STI and Macaluso represents and warrants that he/it has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any interest in the rights, claims, or causes of action he/it is releasing in this Settlement Agreement and Mutual General Release.

8. Confidential. Other than the fact that the matter has been settled and as SITO may be required to disclose publically in its reports filed with the Securities and Exchange Commission, the parties agree to keep the terms and conditions of this Agreement confidential, and not to disseminate, publish, discuss with or disclose the terms or conditions to third parties other than attorneys and accountants performing services for either party; provided, however, that the parties may disclose the fact and amount of settlement to their officers, directors, affiliates, consultants and advisers. Except as otherwise provided, the parties agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration given in this Agreement.

9. No Disparagement. Each party agrees that he/it each will use his/its reasonable best efforts to not make any voluntary statements, written or verbal, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation, business practices or conduct of the other party.

10. Entire Agreement. This Settlement Agreement And Mutual General Release contains the entire understanding and agreement between the parties hereto with respect to the matters referred to herein and supersedes any and all prior and contemporaneous commitments, undertakings and agreements, whether written or oral. The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties. No other representations, covenants, undertakings, or other prior or contemporary agreements, whether oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the parties. The parties acknowledge that each party has not executed this Settlement Agreement and Mutual General Release in reliance on any other promise, representation, or warranty.

11. Facilitation. Each party hereto agrees to execute and perform such other documents and acts as are reasonably required in order to facilitate the terms of this Settlement Agreement and Mutual General Release, and the intent thereof, and to cooperate in good faith in order to effectuate the provisions of this Settlement Agreement and Mutual General Release.

12. This Agreement Is Reasonable. The parties acknowledge that this Settlement Agreement and Mutual General Release is reasonable, valid, and enforceable.

13. Waiver, Amendment, and Modification of Settlement Agreement And Mutual General Release. The parties agree that no waiver, amendment, or modification of any of the terms and/or conditions of this Settlement Agreement and Mutual General Release shall be effective unless in writing and signed by all parties affected by the waiver, amendment, or modification. No waiver of any term, condition or default of any term of this Settlement Agreement and Mutual General Release shall be construed as a waiver of any other term, condition or default.

14. Counterparts. This Settlement Agreement and Mutual General Release may be signed in counterparts and said counterparts shall be treated as though signed as one document. Delivery of signed counterparts electronically shall be deemed valid delivery for all purposes.

15. Attorneys’ Fees and Costs. Each party shall be responsible for his/its own legal fees and costs with respect to the Action and resolution thereof, including but not limited to those incurred in connection with the negotiation, preparation and entering into of this Settlement Agreement and Mutual General Release. In the event of any legal, arbitration or administrative proceedings after the date of this Settlement Agreement and Mutual General Release with respect to any claim covered by the release provisions of this Settlement Agreement and Mutual General Release, or with respect to enforcement or interpretation of this Settlement Agreement and Mutual General Release, if a party hereto is the prevailing party, he/it shall be entitled to recover his/its reasonable attorneys fees and costs

16. Venue. Any controversy or claim between the parties/any other Releasee, including any claims for interpretation or breach of this Settlement Agreement and Mutual General Release, shall be resolved in any court having jurisdiction thereof in the County of San Diego, California.

17. California Law. This Settlement Agreement and Mutual General Release and its terms shall be governed by and construed under California law.

18. Representation by Counsel; No Coercion. Each of Fort Ashford, Kavanaugh, SITO, STI and Macaluso hereby acknowledge, represent, and warrant that he/it has, in connection with the Action and resolution thereof, been represented by, consulted with, and advised by qualified and competent legal counsel, prior to the execution of this Settlement Agreement And Mutual General Release. Each party hereto hereby agrees that he/it has read this Settlement Agreement and Mutual General Release carefully, and understand the import and substance of each and all of the terms set forth in this Settlement Agreement and Mutual General Release. Each of Fort Ashford, Kavanaugh, SITO, STI and Macaluso understands and agrees that if any of the facts or matters upon which he/it now relies in making this Settlement Agreement and Mutual General Release hereafter prove to be otherwise, this Settlement Agreement and Mutual General Release will nonetheless remain in full force and effect. Each of Fort Ashford, Kavanaugh, SITO, STI and Macaluso is entering this agreement voluntarily, without any coercion, and based upon his/its own judgment.

19. No Presumption From Drafting. Given that the parties have had the opportunity to draft, review, and edit the language of this Settlement Agreement and Mutual General Release with the assistance and advice of counsel, no presumption for or against any party arising out of drafting all or any part of this Settlement Agreement and Mutual General Release will be applied in any action involving this Settlement Agreement and Mutual General Release. Accordingly, the parties hereby waive the benefit of any federal, state or local law, providing that in cases of uncertainty, language of a contract should be interpreted against the party who caused the uncertainty to exist. This Settlement Agreement and Mutual General Release is the product of a negotiated, bargained for, exchange of mutual valuable consideration.

20. Covenant Not To Sue. The parties agree that they shall not encourage, solicit, initiate, institute, commence, continue, file, or otherwise prosecute, whether directly or indirectly, or through a third party, any action, lawsuit, cause of action, claim, demand, or legal proceedings for or arising out of or relating to any claim, etc. released hereby. Notwithstanding anything herein to the contrary, a party is allowed to (pursuant to Paragraph 16) commence an action to enforce the terms of the Settlement Agreement and Mutual General Release.

21. Severability. This Settlement Agreement and Mutual General Release is severable. If any portion(s) of this Settlement Agreement and Mutual General Release is found to be unenforceable, the portion(s) shall be construed in such a manner as will to the maximum extent possible enable such portion(s) to be enforceable, the remaining portions of this Settlement Agreement and Mutual General Release shall be enforced to the maximum extent possible, the unenforceable portion will not affect the enforceability of the remaining provisions, and the courts may enforce all remaining provisions to the extent permitted by law.

22. Effect of Settlement. The parties each acknowledge and agree (a) that the terms specified in this Settlement Agreement and Mutual General Release are a full and complete compromise of matters involving disputed issues of law and fact; (b) that neither any party’s agreement to these terms nor any party’s statement made during the negotiations for this Settlement Agreement and Mutual General Release shall be considered, nor shall they be, admissions by any party hereto; and (c) that no past or present wrongdoing shall be implied or claimed on the part of the parties to this Settlement Agreement and Mutual General Release.

23. No Admissions By Parties. Nothing contained in this Settlement Agreement and Mutual General Release is intended to, or shall be deemed or construed to, be an admission by any party hereto, for any liability whatsoever, to any or all of the parties, except as may be otherwise expressly provided for in this Settlement Agreement and Mutual General Release.

24. Time Is Of The Essence. Time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Settlement Agreement and Mutual General Release.

25. Limitation of Express or Implied Future Obligations. The Parties agree that no new business relationship, obligation, express or implied duty, promise or any other relationship shall exist or be created in any manner oral written or otherwise between SITO, STI or any of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, members, agents, employees or assigns and Fort Ashford or Kavanaugh without a written agreement signed and approved by a majority of the Board of Directors of SITO.

BORROWERS:

SINGLE TOUCH SYSTEMS, INC.
a Delaware corporation, doing business in California

Date:	9 30 10	By:	/s/ Anthony G. Macaluso
President

SINGLE TOUCH INTERACTIVE, INC.
a Nevada corporation, doing business in California

Date:	9 30 10	By:	/s/ Anthony G. Macaluso
President

GUARANTOR:

Date:	9 30 10		/s/ Anthony G. Macaluso
Anthony G. Macaluso, an individual

LENDER:

FORT ASHFORD FUNDS, LLC
A California limited liability company

Date:	9/30/10	By:	/s/ Frank Kavanaugh
Managing Member

INDIVIDUALS:

Date:	9 30 10		/s/ Anthony G. Macaluso
Anthony G. Macaluso, an individual

Date:	9/30/10		/s/ Frank Kavanaugh
Frank Kavanaugh, an individual